Exhibit 10.40(c)

SECOND MODIFICATION AND EXTENSION OF LEASE AGREEMENT

made as of the 17th day of April, 2005 by and between **500 EIGHTH AVENUE LIMITED LIABILITY COMPANY** ("Landlord") a New York limited liability company having a principal place of business c/o Walter & Samuels, Inc., 419 Park Avenue South, New York, NY 10016, and **TECHNICAL CAREER INSTITUTE, INC.**, ("Tenant").

WITNESSETH:

WHEREAS, pursuant to a written Lease made as of October 11, 1994, which Lease was amended by First Amendment of Lease dated January 20, 1995 (which Lease and First Amendment of Lease are collectively referred to herein as the "Lease"), Landlord's predecessor-in-interest demised to Tenant the premises known as the entire sixth (6th) floor and a portion of the fifth (5th) floor as more particularly described in the plan annexed to the First Amendment of Lease (the "Demised Premises") in the building known as 500 Eighth Avenue, New York, NY (the "Building"); and

WHEREAS, Landlord and Tenant desire to modify the Lease and to extend the term thereof with respect to the sixth floor only.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

FIRST: Except as modified herein, the Lease shall remain in full force and effect according to its terms without any other modifications whatsoever.

SECOND: Except as otherwise defined herein, all of the capitalized terms used herein shall have the meaning ascribed to them in the Lease.

THIRD. The Lease, with respect to the sixth floor only, is extended to and including May 31, 2008. Nothing herein shall be deemed to extend the Lease term with regard to the portion of the Demised Premises located on the fifth (5th) floor.

FOURTH: Effective as of June 1, 2005 (the "Effective Date") the following changes shall be made to the Lease:

(i) The Fixed Annual Rent is modified to be as follows:

June 1, 2005 – May 31, 2006	...	$399,000.00
June 1, 2006 – May 31, 2007	...	$411,000.00
June 1, 2007 – May 31, 2008	...	$423,300.00

(ii) In Paragraph 42 (Tax Escalation) Tenant shall be responsible for eight point three (8.3%) percent of increases in the Real Estate Taxes in excess of the Real Estate Taxes payable for the fiscal year 2005/2006,

Notwithstanding the foregoing, Landlord shall be entitled to properly bill and collect all sums under the Lease paragraph described in (ii) above which have accrued up to and including the Effective Date.

FIFTH: Landlord shall not be responsible to render any work, labor or services to ready the Demised Premises for the Tenant's occupancy.

SIXTH: Tenant represents and warrants that other than Walter & Samuels, Inc., it has dealt with no other broker in the negotiation and consummation of this Second Modification and Extension of Lease Agreement and Tenant shall indemnify and save Landlord harmless for any breach of this representation.

SEVENTH: The following Lease Paragraphs are deleted: 47, 51 (a), 81, 82, 83, 84 and 86.

WHEREFORE the parties have entered into this Second Modification and Extension of Lease Agreement the year and date first above written.

500 EIGHTH AVENUE LIMITED LIABILITY COMPANY

BY: WALTER & SAMUELS, INC., AGENTS

BY: ______________________
David I. Berley, Chairman

TECHNICAL CAREER INSTITUTE, INC.

BY: ______________________

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